Exhibit 99.01

Continucare Corporation Reports 54% Increase in Operating Income for Second Quarter of Fiscal 2009

MIAMI--(BUSINESS WIRE)--February 5, 2009--Continucare Corporation (NYSE Alternext US:CNU) today reported financial results for its second quarter of fiscal 2009. Financial highlights for the quarter include:

  Total revenue of $65.5 million, a 7% increase compared to $61.5 million for the same period last year;
  Income from operations of $5.9 million, a 54% increase compared to $3.9 million for the same period last year;
  Net income of $3.7 million, a 46% increase compared to $2.5 million for the same period a year ago; and
  Earnings per diluted share increased to $0.06 compared to $0.04 per diluted share for the same period last year.

For the six-months ended December 31, 2008, total revenue increased 7% to $130.6 million compared to $122.4 million for the same period one year ago. Income from operations during the six-month period increased 46% to $9.9 million compared to $6.8 million for the same period one year ago. Net income for the six-month period increased 39% to $6.2 million, or $0.10 per diluted share, compared to $4.4 million, or $0.06 per diluted share, for the prior year period.

Continucare’s cash and cash equivalents were $8.0 million at December 31, 2008 compared to $9.9 million at June 30, 2008, while working capital was $19.0 million at December 31, 2008 compared to $20.3 million at June 30, 2008. Total liabilities were $10.9 million at December 31, 2008 compared to $13.3 million at June 30, 2008. Shareholders’ equity was $104.0 million at December 31, 2008 compared to $105.2 million at June 30, 2008.

“Our business continues to perform exceptionally well,” said Richard C. Pfenniger, Jr., Continucare’s Chairman and Chief Executive Officer. “Increased revenue during our second fiscal quarter combined with a lower medical expense ratio resulted in a 54% increase in operating profit and a 46% increase in net income. Also, during the quarter we generated approximately $2.0 million of cash flow from operations which was used to repurchase shares under our stock repurchase program. At the same time, we continued to maintain a strong balance sheet that remains virtually free of long-term indebtedness.”

Stock Repurchase Program

During the period from October 1, 2008 through January 30, 2009 Continucare repurchased 3,307,272 shares of its common stock at a cost of approximately $6.1 million and since the inception of the program in 2005, Continucare has repurchased 11,482,072 shares of its common stock at a total cost of approximately $24.3 million. The Company has the authority to repurchase an additional 1,017,928 shares under its current repurchase plan. The plan authorizes management, at its discretion, to repurchase shares from time to time in the open market or in privately negotiated transactions subject to market conditions and other factors. As of January 30, 2009, Continucare had 59,808,481 shares of common stock outstanding.

About Continucare Corporation

Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. For more information please visit www.continucare.com.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to our ability to effectively maintain or improve our medical management capabilities and control costs, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us and that risk corridor adjustment charges in future periods may be greater than in the past, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on three HMOs for substantially all of our revenues, including the loss of our managed care agreements with any of these HMOs and our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, inflationary trends in health care costs, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our most recent annual report on Form 10-K and other filings with the SEC and we urge you to read those documents. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS	December 31, 2008	June 30, 2008
Current assets:
Cash and cash equivalents	$7,982,960	$9,905,740
Due from HMOs, net of a liability for incurred but not reported medical claims of approximately $20,678,000 and $23,900,000 at December 31, 2008 and June 30, 2008, respectively	13,045,227	15,325,783
Prepaid expenses and other current assets	1,226,717	708,841
Deferred income tax assets	381,774	413,932
Total current assets	22,636,678	26,354,296
Certificates of deposit, restricted	1,287,542	1,274,147
Property and equipment, net	8,965,893	8,363,427
Goodwill	73,204,582	73,204,582
Intangible assets, net of accumulated amortization of approximately $2,787,000 and $2,168,000 at December 31, 2008 and June 30, 2008, respectively	5,873,000	6,492,333
Deferred income tax assets	2,647,794	2,574,472
Other assets, net	285,114	227,047
Total assets	$114,900,603	$118,490,304

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$442,030	$402,718
Accrued expenses and other current liabilities	3,134,475	4,458,119
Income taxes payable	97,095	1,198,722
Total current liabilities	3,673,600	6,059,559
Deferred income tax liabilities	6,224,588	6,256,205
Other liabilities	964,586	948,263
Total liabilities	10,862,774	13,264,027
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value: 100,000,000 shares authorized; 60,945,781 shares issued and outstanding at December 31, 2008 and 64,796,303 shares issued and outstanding at June 30, 2008	6,095	6,480
Additional paid-in capital	107,170,845	114,514,853
Accumulated deficit	(3,139,111)	(9,295,056)
Total shareholders’ equity	104,037,829	105,226,277
Total liabilities and shareholders’ equity	$114,900,603	$118,490,304

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended December 31,
	2008	2007

Revenue	$65,539,894	$61,485,447
Operating expenses:
Medical services:
Medical claims	45,148,703	43,847,320
Other direct costs	7,144,073	6,940,714
Total medical services	52,292,776	50,788,034
Administrative payroll and employee benefits	3,120,450	2,689,879
General and administrative	4,193,438	4,156,778
Total operating expenses	59,606,664	57,634,691
Income from operations	5,933,230	3,850,756
Other income (expense):
Interest income	47,688	201,390
Interest expense	(5,055)	(4,536)
Income before income tax provision	5,975,863	4,047,610
Income tax provision	2,316,053	1,535,925

Net income	$3,659,810	$2,511,685

Net income per common share:
Basic	$.06	$.04
Diluted	$.06	$.04

Weighted average common shares outstanding:
Basic	61,813,969	69,816,147
Diluted	62,912,031	70,970,949

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Six Months Ended December 31,
	2008	2007

Revenue	$130,604,529	$122,408,109
Operating expenses:
Medical services:
Medical claims	92,465,994	88,724,515
Other direct costs	14,301,926	13,533,793
Total medical services	106,767,920	102,258,308
Administrative payroll and employee benefits	5,854,007	5,423,114
General and administrative	8,046,759	7,931,108
Total operating expenses	120,668,686	115,612,530
Income from operations	9,935,843	6,795,579
Other income (expense):
Interest income	123,791	360,503
Interest expense	(8,097)	(11,954)
Income before income tax provision	10,051,537	7,144,128
Income tax provision	3,895,592	2,710,947

Net income	$6,155,945	$4,433,181

Net income per common share:
Basic	$.10	$.06
Diluted	$.10	$.06

Weighted average common shares outstanding:
Basic	63,136,805	69,928,201
Diluted	64,255,154	71,102,303

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,155,945	$4,433,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,085,838	1,239,607
Loss on disposal of fixed assets	22,434	-
Provision for bad debts	-	181,081
Compensation expense related to issuance of stock options	578,337	637,303
Deferred tax expense	(72,781)	(212,891)
Changes in operating assets and liabilities:
Due from HMOs, net	2,280,556	4,599,115
Prepaid expenses and other current assets	(517,876)	101,846
Other assets, net	(89,677)	(19,002)
Accounts payable	39,312	(327,033)
Accrued expenses and other current liabilities	(1,359,200)	(981,567)
Income taxes payable	(1,101,627)	523,837
Net cash provided by operating activities	7,021,261	10,175,477

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of certificates of deposit	(13,395)	(90,219)
Purchase of property and equipment	(956,128)	(603,965)
Net cash used in investing activities	(969,523)	(694,184)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on long-term debt	-	(6,083)
Principal repayments under capital lease obligations	(51,788)	(17,522)
Proceeds from exercise of stock options	10,625	64,375
Payment of fees related to issuance of stock	-	(45,000)
Repurchase and retirement of common stock	(7,933,355)	(1,459,157)
Net cash used in financing activities	(7,974,518)	(1,463,387)

Net (decrease) increase in cash and cash equivalents	(1,922,780)	8,017,906
Cash and cash equivalents at beginning of period	9,905,740	7,262,247
Cash and cash equivalents at end of period	$7,982,960	$15,280,153

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment with proceeds of capital lease obligations	$103,667	$38,922

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$5,070,000	$2,400,000
Cash paid for interest	$8,097	$11,954

CONTACT:
Continucare Corporation, Miami
Fernando L. Fernandez, Senior Vice President – Finance, 305-500-2105